Exhibit 23.3

CONSENT OF SMITH, ANGLIN & CO., INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Access Pharmaceuticals, Inc. 1995 Stock Option Plan of our report dated September 21, 1995, with respect to the consolidated financial statements for Access Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Smith, Anglin & Co.

                                          Smith, Anglin & Co.


Dallas, Texas
September 11, 2000